Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56127) pertaining to the 1997 Bioanalytical Systems, Inc. Outside Director Stock Option Plan of our report dated November 28, 2003, with respect to the consolidated financial statements of Bioanalytical Systems, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP

Indianapolis, Indiana

May 16, 2005